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                                                                    EXHIBIT 23.1

                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Corio, Inc.:

We consent to incorporation herein by reference in this Registration Statement on Form S-8 pertaining to the 1998 Stock Plan and Employee Stock Purchase Plan 2000 of Corio, Inc. of our report dated January 29, 2001, relating to the balance sheets of Corio, Inc. as of December 31, 1999 and 2000, and the related statements of operations, stockholders' equity (deficit), and cash flows for the period from September 1, 1998 through December 31, 1998 and for the years ended December 31, 1999 and 2000, and the accompanying statements of operations, stockholders' equity (deficit) and cash flows for the period October 1, 1997 to September 4, 1998 of Data Systems Connectors, Inc., which was incorporated by reference into the December 31, 2000 Annual Report on Form 10-K of Corio, Inc.

Mountain View, California
January 28, 2002



                                         /s/ KPMG LLP